EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated February 24, 2011 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Macatawa Bank Corporation which are incorporated by reference in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO USA, LLP

Grand Rapids, Michigan
March 31, 2011